EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                                NTL (BERMUDA) LLC


     1. The name of the limited liability company is NTL (Bermuda) LLC.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The effective date of this Certificate of Formation shall be Sunday, November 14, 1999.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NTL (Bermuda) LLC on this 12th day of November, 1999.


                                        NTL (BERMUDA) LLC


                                        By: /s/ Richard J. Lubasch
                                           -----------------------------------
                                           Name:  Richard J. Lubasch
                                           Title:  Executive Vice President